As filed with the Securities and Exchange Commission on ___________, 2005
                                                       Registration No. ________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MONEY CENTERS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   23-2929364
                     (I.R.S. Employer Identification Number)


                       700 South Henderson Road, Suite 325
                       King of Prussia, Pennsylvania 19406
                    (Address of principal executive offices)

                         MONEY CENTERS OF AMERICA, INC.
                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                           ---------------------------

                            Christopher M. Wolfington
                             Chief Executive Officer
                         Money Centers of America, Inc.
                       700 South Henderson Road, Suite 325
                       King of Prussia, Pennsylvania 19406
                     (Name and address of agent for service)

                                 (610) 354-8888
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Lawrence D. Rovin, Esquire
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               260 S. Broad Street
                      Philadelphia, Pennsylvania 19102-3163
                                 (215) 568-6060

                         CALCULATION OF REGISTRATION FEE

=========================== ================= ====================== ========================= ======================
                                              Proposed maximum
Title of securities to be   Amount to be      offering price per     Proposed maximum          Amount of
registered                  registered        share(2)               aggregate offering price  registration fee
--------------------------- ----------------- ---------------------- ------------------------- ----------------------
Common Stock                   10,000,000
                               shares (1)           $.35 (2)              $3,500,000 (2)            $374.50 (3)
--------------------------- ----------------- ---------------------- ------------------------- ----------------------


(1) Represents shares of common stock which may be granted, or issuable upon exercise of options granted, under the Money Centers of America, Inc. Amended and Restated 2003 Stock Incentive Plan.
(2) Based upon the average of the high and low bid and asked prices of the registrant's common stock as reported by the NASDAQ OTC Bulletin Board on December 5, 2005, as estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by .00010700.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

        The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Money Centers of America, Inc. Amended and Restated 2003 Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act, as amended. Such documents are not required to be, and are not being, filed by Money Centers of America, Inc. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents filed by Money Centers of America with the Securities and Exchange Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:

          1.   Money   Centers  of  America's   Annual  Report  on  Form  10-KSB
               (including all amendments thereto) for the year ended December 31, 2004;

          2. Money Centers of America's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

          3. Money Centers of America's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005;

          4. Money Centers of America's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005;

          5. Money Centers of America's Current Report on Form 8-K filed on June 20, 2005;

          6. Money Centers of America's Current Report on Form 8-K filed on July 28, 2005;

          7. Money Centers of America's Current Report on Form 8-K filed on October 4, 2005;

          8. Money Centers of America's Current Report on Form 8-K/A filed on October 5, 2005;

          9. Money Centers of America's Current Report on Form 8-K filed on October 13, 2005;

          10. Money Centers of America's Current Report on Form 8-K filed on October 14, 2005; and

          11. Money Centers of America's Current Report on Form 8-K filed on November 10, 2005.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interest of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

         Money Centers of America is incorporated in Delaware. Under Section 145 of the General Corporation law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred inc connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of Money Centers of America, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fee) reasonably and actually incurred. Each of Breler & Reiner's Certificate of Incorporation and the By-Laws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages or breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Money Centers of America's Certificate of Incorporation contains such a provision.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

Exhibit No.   Description

4.1           Money Centers of America, Inc. Amended and Restated 2003 Stock
              Incentive Plan

5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP as to the legality of the securities being registered hereby

23.1          Consent of Sherb & Co.

23.3 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (contained in Exhibit 5.1)

25            Powers of Attorney (contained on signature page)

Item 9.       Undertakings.

(a) Money Centers of America hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Money Centers of America pursuant to
                        Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of Money Centers of America's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Money Centers of America pursuant to its Certificate of Incorporation, its bylaws, or otherwise, Money Centers of America has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Money Centers of America of expenses incurred or paid by a director, officer or controlling person of Money Centers of America in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Money Centers of America will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 22 day of December, 2005.

                                           MONEY CENTERS OF AMERICA, INC.


                                       By: /s/ Christopher M. Wolfington
                                           -------------------------------------
                                           Christopher M. Wolfington
                                           Chief Executive Officer and President


                                       By: /s/ Jason P. Walsh
                                           -------------------------------------
                                           Jason P. Walsh
                                           Chief Financial Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Christopher M. Wolfington and Jason P. Walsh, and each of them, as attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments of this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on December 22, 2005.

Signature                                 Title
---------                                 -----
/s/ Christopher M. Wolfington             Chief Executive Officer and President,
-----------------------------             Director
Christopher M. Wolfington

/s/ Jason P. Walsh                        Chief Financial Officer (Principal
-----------------------------             Financial & Accounting Officer)
Jason P. Walsh

/s/ Jeremy Stein                          Director
-----------------------------
Jeremy Stein

/s/                                       Director
-----------------------------
Barry R. Bekkedam

/s/ Wayne DiMarco                         Director
-----------------------------
Wayne DiMarco

/s/ Jonathan Robinson                     Director
-----------------------------
Jonathan Robinson

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
   4.1        Money Centers of America Amended and Restated 2003 Stock Incentive
              Plan

   5.1 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to the legality of the securities being registered hereby

   23.1       Consent of Sherb & Co.